UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2018

Myovant Sciences Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-37929	98-1343578
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Suite 1, 3rd Floor 11-12 St. James’s Square London SW1Y 4LB United Kingdom	Not Applicable
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: +44 203 318 9709

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on October 16, 2017, Myovant Sciences Ltd. (the “Company”) and its subsidiaries entered into a Securities Purchase Agreement (the “NovaQuest Securities Purchase Agreement”) with the purchasers from time to time parties thereto (the “Purchasers”) and NovaQuest Pharma Opportunities Fund IV, L.P., in its capacity as administrative agent and collateral agent for itself and the Purchasers (“NovaQuest”), and the Company entered into an Equity Purchase Agreement (the “NovaQuest Equity Purchase Agreement”) with NovaQuest and a Purchaser affiliated with NovaQuest (the “NovaQuest Affiliate”). On October 30, 2017, the Company issued $6 million aggregate principal amount of notes (the “Notes”) to the Purchasers and issued $2 million of the Company’s common shares to the Purchasers pursuant to the NovaQuest Securities Purchase Agreement.

On December 28, 2018, the Company issued the remaining $54 million aggregate principal amount of the Notes and $18 million of the Company’s common shares, being 1,082,977 common shares, to the Purchasers pursuant to the NovaQuest Securities Purchase Agreement, so that the full aggregate principal amount of $60 million of the Notes and the full $20 million of the Company’s common shares issuable pursuant to the NovaQuest Securities Purchase Agreement have been issued.

The description of the NovaQuest Securities Purchase Agreement and the NovaQuest Equity Purchase Agreement included in Item 1.01 of the Company’s Current Report on Form 8-K filed on October 16, 2017, is incorporated herein by reference. The descriptions of the NovaQuest Securities Purchase Agreement and of the NovaQuest Equity Purchase Agreement contained herein do not purport to be complete and are qualified in their entirety by reference to the complete texts of the NovaQuest Securities Purchase Agreement and the NovaQuest Equity Purchase Agreement filed as Exhibits 10.2 and 10.3, respectively, to the Company’s Quarterly Report on Form 10-Q for the quarter ending December 31, 2017, filed on February 13, 2018.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 2.03 above is incorporated by reference into this Item 3.02. In addition to the issuance of the Notes and the common shares pursuant to the NovaQuest Securities Purchase Agreement disclosed above, on December 28, 2018, the Company issued and sold the full $20 million of the Company’s common shares to be issued pursuant to the NovaQuest Equity Purchase Agreement.

The purchase price per common share issued pursuant to both the NovaQuest Securities Purchase Agreement and the NovaQuest Equity Purchase Agreement equaled 105% of the average of the volume-weighted average price for the five consecutive trading days immediately prior to December 28, 2018, which resulted in the issuance on December 28, 2018, of 1,082,977 common shares issued pursuant to the NovaQuest Securities Purchase Agreement and 1,203,307 common shares issued pursuant to the NovaQuest Equity Purchase Agreement. Neither the Company nor NovaQuest engaged any investment advisors with respect to the issuance of the common shares and no finders’ fees were paid to any party in connection therewith. The issuance of the common shares referenced above was made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2018	Myovant Sciences Ltd.

	By:	/s/ Frank Karbe
	Name:	Frank Karbe
	Title:	Principal Financial and Accounting Officer